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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-39096 on Form S-3, Amendment No. 2 to Registration Statement Nos. 333-110241 and 333-110234 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 333-109902 on Form S-3, Registration Statement Nos. 333-39526, 333-56557, 333-73003 and 333-70514 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-35005 on Form S-8 of Primus Telecommunications Group, Incorporated and subsidiaries, of our report dated March 12, 2004 (April 26, 2004 as to the guarantor disclosure in Note 23) (October 14, 2004 as to the restatement disclosure in Note 25) (which report expresses an unqualified opinion and includes explanatory paragraphs related to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and the restatement of the 2003 financial statements to amend the basic weighted average common shares outstanding and basic and diluted income per common share), appearing in this Annual Report on Form 10-K/A of Primus Telecommunications Group, Incorporated and subsidiaries for the year ended December 31, 2003.

Deloitte & Touche LLP

McLean, Virginia
October 14, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM